UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2006

TREATY OAK BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction
of incorporation or organization)

333-112325	20-0413144
(Commission File Number)	(I.R.S. Employer
Identification No.)

101 Westlake Drive
Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 617-3600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Treaty Oak Bancorp, Inc. (the “Company”) entered into an Employment Agreement with Jeffrey L. Nash, pursuant to which Mr. Nash will continue to serve as the President and Chief Executive Officer of the Company.  Under the terms of the Employment Agreement, Mr. Nash will receive an annual base salary of $200,000 and other usual and customary benefits.  The Company granted Mr. Nash options to purchase 10,000 shares of the Company’s Common Stock under the Company’s Incentive Stock Option Plan (the “Plan”) at an exercise price per share of the fair market value of the Company’s Common Stock as of the date of the grant, with one-third of the underlying shares to vest on the grant date (October 25, 2006) and the remaining two-thirds to vest equally on the first and second anniversary of the grant date.  In addition, the Company granted Mr. Nash an additional option to purchase 5,000 shares of Common Stock outside of the Plan at an exercise price per share of the fair market value of the Company’s Common Stock as of the date of the grant, with one-third of the underlying shares to vest on the grant date (September 27, 2007) and the remaining two-thirds to vest equally on the first and second anniversary of the grant date.  Mr. Nash is eligible to receive an annual bonus equal to 50% of his base annual salary plus any additional bonus amounts based on his performance, as determined in the sole discretion of the Board of Directors.  The Employment Agreement has a two (2) year term ending on September 27, 2008, with automatic one (1) year renewal terms unless terminated earlier by either party.  Pursuant to the terms of the Employment Agreement, if the Company terminates Mr. Nash other than for “cause” or “by reason of death or disability” or if Mr. Nash resigns following a “material diminution in his title, responsibilities or direct-report staff” or a “change of control” (as such terms are defined or used therein), Mr. Nash will be entitled to a lump sum payment of one (1) times his current “base salary” in cash and any remaining unvested options shall vest.

The preceding description of Mr. Nash’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which has been filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits

(d).          Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 27, 2006, between the Company and Jeffrey L. Nash

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc.
(Registrant)

Date: November 1, 2006	By:	/s/ Jeffrey L. Nash
Jeffrey L. Nash, President
and Chief Executive Officer